Exhibit 99.1

Notes to footnote 4:

In accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998), this Form 3 is being filed by Credit Suisse First Boston (the "Bank"), a Swiss bank, on behalf of itself and its subsidiaries, to the extent that they constitute the Credit Suisse First Boston business unit (the "CSFB business unit") excluding Asset Management (as defined below) (the "Reporting Person"). The CSFB business unit is also comprised of an asset management business principally conducted under the brand name Credit Suisse Asset Management ("Asset Management").

The Bank owns directly a majority of the voting stock, and all of the non-voting stock, of Credit Suisse First Boston, Inc. (“CSFBI”), a Delaware corporation. The ultimate parent company of the Bank and CSFBI, and the direct owner of the remainder of the voting stock of CSFBI, is Credit Suisse Group (“CSG”), a corporation formed under the laws of Switzerland. CSFBI owns all of the voting stock of Credit Suisse First Boston (USA), Inc. (“CSFB-USA”), a Delaware corporation and holding company. The address of the Bank’s principal business and office is Uetlibergstrasse 231, P.O. Box 900, CH 8070 Zurich, Switzerland. The address of the Reporting Persons and CSFBI’s principal business and office in the United States is Eleven Madison Avenue, New York, New York 10010.

CSG is a global financial services company with three distinct business units. In addition to the CSFB business unit, CSG and its consolidated subsidiaries are comprised of the Credit Suisse business unit (the "Credit Suisse business unit") and the Winterthur business unit (the "Winterthur business unit"). The Credit Suisse business unit offers global private banking and corporate and retail banking services in Switzerland. The Winterthur business unit provides life and non-life insurance and pension products to private and corporate clients worldwide. CSG's business address is Paradeplatz 8, P.O. Box 1, CH 8070 Zurich, Switzerland.

CSG, for purposes of the federal securities laws, may be deemed ultimately to control the Bank and the Reporting Person. CSG, its executive officers and directors, and its direct and indirect subsidiaries (including Asset Management, the Credit Suisse business unit and the Winterthur business unit) may beneficially own securities to which this Statement relates and such securities are not reported in this Statement. CSG disclaims beneficial ownership of securities beneficially owned by its direct and indirect subsidiaries, including the Reporting Person. The Reporting Person disclaims beneficial ownership of all securities beneficially owned by CSG, Asset Management, the Credit Suisse business unit and the Winterthur business unit. Kathleen LaPorte disclaims beneficial ownership of all securities beneficially owned by CSG and CSG's direct and indirect subsidiaries, including the Reporting Person except to the extent of her pecuniary interest therein. The Reporting Person also disclaims beneficial ownership of any securities beneficially owned by Kathleen LaPorte. The Reporting Person disclaims beneficial ownership of all securities reported herein, except to the extent of its pecuniary interest in such securities.

Sprout Capital VII, L.P. (“Sprout VII”), Sprout Capital VIII, L.P. (“Sprout VIII”), Sprout Capital IX, L.P. (“Sprout IX”), Sprout CEO Fund, L.P. (“CEO”), Sprout Entrepreneurs Fund, L.P. (“Sprout Entrepreneurs”), DLJ First ESC, L.P. (“FESC”), DLJ ESC II, L.P. (“ESCII”), Sprout Venture Capital, L.P. (“SVC”) and Sprout IX Plan Investors, L.P. (“Plan Investors”) are Delaware limited partnerships which make investments for long term appreciation. DLJ Capital Corporation (“DLJCC”), a Delaware corporation and a wholly-owned subsidiary of CSFB-USA, acts as a venture capital partnership management company. DLJCC is also the general partner of Sprout Entrepreneurs, CEO and SVC, and the managing general partner of Sprout VII, Sprout VIII and Sprout IX, and, as such, is responsible for their day-to-day management. DLJCC makes all of the investment decisions on behalf of Sprout VII, Sprout VIII, Sprout IX, SVC, CEO and Sprout Entrepreneurs.

DLJ Associates IX, L.P. (“Associates IX”), a Delaware limited partnership, is a general partner of Sprout IX and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout IX. DLJ Associates VIII, L.P. (“Associates VIII”), a Delaware limited partnership, is a general partner of Sprout IX and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout VIII. DLJ Associates VII, L.P. (“Associates VII”), a Delaware limited partnership, is a general partner of Sprout IX and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout VII. Kathleen LaPorte is a General Partner of each of Associates VII, Associates VIII and Associates IX.

DLJ Capital Associates IX, Inc. (“DLJCA IX”), a Delaware corporation and wholly-owned subsidiary of CSFB-USA, is the managing general partner of Associates IX. DLJ Capital Associates VIII, Inc. (“DLJCA VIII”), a Delaware corporation and wholly-owned subsidiary of CSFB-USA, is the managing general partner of Associates VIII. DLJ Capital Associates VII, Inc. (“DLJCA VII”), a Delaware corporation and wholly-owned subsidiary of CSFB-USA, is the managing general partner of Associates VII.

DLJ LBO Plans Management Corporation ("DLJLBO"), a Delaware corporation, is the general partner of FESC and ESCII and, as such, is responsible for their day-to-day management. DLJLBO makes all of the investment decisions on behalf of FESC and ESCII. DLJLBO is a wholly-owned subsidiary of Credit Suisse First Boston Private Equity, Inc. ("CSFBPE"), a Delaware corporation, which, in turn, is a wholly-owned subsidiary of CSFB-USA. DLJ LBO Plans Management Corporation II ("DLJLBO2"), a Delaware corporation, is the general partner of Plan Investors and, as such, is responsible for its day-to-day management. DLJLBO2 makes all of the investment decisions on behalf of Plan Investors. DLJLBO2 is a wholly-owned subsidiary of Credit Suisse First Boston Private Equity, Inc. ("CSFBPE"), a Delaware corporation, which, in turn, is a wholly-owned subsidiary of CSFB-USA. The address of the principal business and office of each of CSFB-USA, DLJCC, Sprout VII, Sprout VIII, Sprout IX, CEO, FESC, ESCII, SVC and Sprout Entrepreneurs is Eleven Madison Avenue, New York, New York 10010.